UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle,

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2026, Omega Healthcare Investors, Inc. (“Omega” or the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the holders of 255,926,290 shares of Omega’s common stock were present in person or represented by proxy, representing approximately 85.93% of the total outstanding common stock as of the record date for the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Kapila K. Anand	207,267,529	6,458,915	372,859	41,826,987
Craig R. Callen	206,030,608	7,709,158	359,537	41,826,987
Dr. Lisa C. Egbuonu-Davis	209,507,298	3,824,288	767,717	41,826,987
Barbara B. Hill	206,904,705	6,837,458	357,140	41,826,987
Kevin J. Jacobs	212,039,448	1,703,885	355,970	41,826,987
C. Taylor Pickett	211,101,005	2,613,356	384,942	41,826,987
Stephen D. Plavin	198,442,058	15,286,082	371,163	41,826,987
Burke W. Whitman	208,122,149	5,606,187	370,967	41,826,987

Proposal 2: Proposal to Ratify the Selection of Ernst & Young LLP as Omega’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2026

For	Against	Abstentions	Broker Non-Votes
240,521,117	14,949,017	456,156	Not applicable

Proposal 3: Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
202,883,780	10,248,851	966,672	41,826,987

Each of the director nominees was elected, the selection of Ernst & Young LLP was ratified and Omega’s executive compensation was approved on an advisory basis.

Item 8.01	Other Events.

The Company is providing updated information regarding the beneficial ownership of its common stock by directors, executive officers, and holders of more than 5% of the Company’s outstanding shares. On March 27, 2026, The Vanguard Group filed an amendment to its Schedule 13G reporting that it no longer had, or was deemed to have, beneficial ownership of the Company’s shares based on an internal corporate realignment. After the Company filed its proxy statement for the Annual Meeting, two affiliated entities of The Vanguard Group reported beneficial ownership, on a disaggregated basis, of more than 5% of the Company’s outstanding common stock. The Company has determined to update the beneficial ownership information for all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock to reflect the most current Schedule 13G filings available as of the date of this report.

Based on this information and Schedule 13G filings with respect to the Company’s common stock, the beneficial ownership of the Company’s common stock as of April 8, 2026, for all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, is set forth in the following table:

	Common Stock Beneficially Owned(1)
	Number of Shares	Percentage of Class	Percent of Class Including Common Stock Equivalents(1)
5% Beneficial Owners:
Vanguard Portfolio Management	27,160,324(2)	9.1%	8.6%
Vanguard Capital Management	15,689,615(3)	5.3%	5.0%
BlackRock, Inc.	31,867,200(4)	10.7%	10.1%

(1)	As of April 8, 2026, there were 297,799,835 shares of common stock outstanding and no preferred stock outstanding, as well as 16,284,278 common stock equivalents (including OP Units) outstanding.

(2)	Based on a Schedule 13G filed with the SEC on April 29, 2026, Vanguard Portfolio Management, including on behalf of certain affiliates, reported sole voting power with respect to 37,207 shares and sole dispositive power with respect to 27,160,324 shares. Vanguard Portfolio Management is located at 100 Vanguard Blvd, Malvern, PA, 19355.

(3)	Based on a Schedule 13G filed with the SEC on April 30, 2026, Vanguard Capital Management, including on behalf of certain affiliates, reported sole voting power with respect to 2,455,494 shares and sole dispositive power with respect to 15,689,615 shares. Vanguard Capital Management is located at 100 Vanguard Blvd, Malvern, PA, 19355.

(4)	Based on a Schedule 13G/A filed with the SEC on April 30, 2025, BlackRock, Inc., including on behalf of certain subsidiaries, reported sole voting power with respect to 30,899,385 shares and sole dispositive power with respect to 31,867,200 shares. BlackRock, Inc. is located at 50 Hudson Yards, New York, NY 10001.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: June 5, 2026	By:	/s/ Gail D. Makode
Gail D. Makode
Chief Legal Officer, General Counsel